ALLONGE AND MODIFICATION AGREEMENT

This ALLONGE AND MODIFICATION AGREEMENT ("Modification") is entered into this 25th day of March, 2010, by and among GARY L. SHUPP, P.C., for the benefit of those persons identified on Exhibit A attached hereto, or order ("Lender"); and CASINOS USA, INC. a Colorado corporation ("Borrower");

RECITALS

A.

Borrower executed and delivered to Lender its promissory note in the original principal amount of $237,748.91 dated as of January 17, 1997 (the “Note”).

B.

The obligations of Borrower under the Note are secured by a Deed of Trust encumbering certain real property owned by Borrower legally described as Lot 5 and the Easterly 30 feet of Lot 4 laying perpendicular to Lot 5, Block 40, City of Black Hawk, State of Colorado (the “ Deed of Trust” and “Property”,  respectively).

C.

The Deed of Trust is junior to (i) a deed of trust granted by Borrower to Astraea Investment Management,  LP dated as of January 17, 1997 (the “Senior Deed of Trust”) securing the repayment of a promissory note in the original principal amount of $783,103.56 (the “Senior Note”) and (ii) a second deed of trust granted by Borrower to Lisa Montrose, security the repayment of a promissory note in the original principal amount of $761,202.21 dated as of January 17, 1997 (the “Second Note”)..

D.

The Senior Note and Deed of Trust have been assigned to Global Casinos, Inc. and are held by Global Casinos, Inc.   The Second Note and Deed of Trust have been modified pursuant to that certain Allonge and Modification Agreement dated December 30, 2009.

E.

The Note has currently matured and is now due and payable.

F.

The current outstanding balance of the Note is $176,540.41 (“Current Outstanding Balance”)

G.

Borrower has requested, and Lender is willing to agree to, an extension of the maturity date of the Note with modifications to its terms and subject to the conditions hereinbelow set forth.

AGREEMENT

NOW THEREFORE, for the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

Acknowledgement of Recitals.  Borrower and Lender acknowledge and agree that the foregoing Recitals are true and correct statements of fact and that as of the date of this Modification, they are indebted to Lender for the Current Outstanding Balance as set forth in the foregoing Recitals

2.

Modification of Loan.  Effective as of the date of this Modification, the terms of the Note shall be modified as follows:

2.1

Maturity Date.  The maturity date of the Loan shall be extended to April 1, 2013  ("Maturity Date"). .

2.2

Interest Rate.  The unpaid principal balance of the Loan shall accrue interest at  the fixed rate of eight percent (8%) per annum, accruing from the date hereof until the Note is paid in full.

2.3

Payments.  Monthly payments of $1,910.97, principal and interest, shall  be due and payable on or before the first day of each month commencing April 1, 2010 and continuing on or before the first day of each month thereafter until the Maturity Date, when all outstanding principal and accrued and unpaid interest shall be paid in full.  The payments are based upon a twelve year amortization.

2.4

Collateral.   Borrower hereby acknowledges and agrees that the Property and Deed of Trust granted to Lender as security for the Loan shall continue to secure the Loan in the same priority position and is not changed or altered in any way by this Modification.

3.

Future Defaults. Borrower acknowledges that Lender has agreed to waive the existing defaults on the Loan; however, Borrower acknowledges and agrees that such waiver does not extend to any future default under the Loan, including, without limitation, in the event additional debt is entered into by Borrower without the prior consent of Lender.

4.

Authority to Enter into this Modification.  Borrower hereby states that it has the requisite authority to enter into this Modification and hereby indemnifies Lender from any and all claims or losses which Lender may incur as a result of any party lacking the necessary requisite authority to enter into this Modification.  All parties agree to execute any additional documentation or provide any additional documentation as may be reasonably requested by Lender to properly and further effectuate the terms of this Modification.

5.

Governing Law.  This Modification shall be governed by the laws of the State of Colorado.  The prevailing party in any litigation hereunder shall be entitled to recover reasonable legal fees and costs in addition to all other damages and remedies at law.

6.

No Representations Language/No Endorsement of Success or Feasibility.  Borrower and Guarantors understand and agree that Lender's consent to this Modification is not to be construed by them or any other party as an endorsement or acknowledgment by Lender, either explicitly or implicitly, of the feasibility or likelihood of success of this Modification.  Further, Lender makes no representations regarding the tax consequences of this transaction.

7.

Successors Bound/Integration.  The provisions of this Modification shall bind the respective heirs, executors, personal representatives, administrators, successors and assigns of the parties hereto.  This Modification incorporates all prior discussions and negotiations between the parties and may not be amended except in writing duly acknowledged by the parties.

8.

Severability.  The invalidity or unenforceability of any term or provision of this Modification shall not affect the validity or enforceability of the remaining terms and provisions hereof and each provision of this Modification shall be valid and enforceable to the fullest extent permitted by law.

9.

Counterparts.  This Modification may be separately executed, each of which shall be considered an original, and when taken together shall constitute the entire agreement between the parties.

IN WITNESS WHEREOF, the undersigned have caused this Modification to be executed as of the day and year first above written.

CASINOS USA, INC.,  a Colorado Corporation

By:  /s/ Doug James

Doug James, President

GARY L. SHUPP, P.C., as agent for the benefit

of those persons identified on Exhibit A (intentionally omitted) attached hereto

By:  /s/ Gary L. Shupp

STATE OF COLORADO

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COUNTY OF GILPIN

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The foregoing instrument was acknowledged before me this 22nd day of March, 2010 by Doug James, President of Casinos USA, Inc.

Witness my hand and official seal.

[SEAL]

/s/ Mary F. Barker

Notary Public

My commission expires: 08-06-2012

STATE OF COLORADO

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COUNTY OF EL PASO

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The foregoing instrument was acknowledged before me this 25th day of March, 2010, by Gary L. Shupp, President of Gary L. Shupp, P.C., a Colorado professional corporation.

Witness my hand and official seal.

[SEAL]

  /s/ Teresa Kay Vahsholtz

Notary Public

My commission expires:  09-01-2013

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